UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2025

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1080
Miami, Florida 33131
(Address of Principal Executive Offices) (Zip Code)
510-906-4600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

Pulse Biosciences, Inc. (the “Company”) has appointed Jon Skinner as Chief Financial Officer of the Company, effective as of February 3, 2025 (the “Start Date”).  In connection with his appointment, Mr. Skinner will also serve as the Company’s principal financial officer.

Mr. Skinner most recently served as Vice President, FP&A and Investor Relations at Copeland, a private equity backed industrial company. Prior to this role, Mr. Skinner was Vice President, Finance and Corporate Development at Imperative Care, a venture backed medical technology company. There, he spearheaded M&A, strategy, partnerships, and sales operations along with providing financial and strategic support for all development stage business units. While at Imperative Care, he also served as the interim CFO of Kandu Health during its spin-out and fundraising process. Prior to his time at Imperative Care, Mr. Skinner served as Vice President, Finance – Interventional Urology at Teleflex (NYSE: TFX), a global medical technology company. There he led accounting, FP&A, customer service, and sales operations for the Interventional Urology Business Unit, following his role as Senior Director, Corporate Development, where he helped close 25 M&A transactions. Prior to Teleflex, Mr. Skinner spent time at Axalta Coating Systems (NYSE: AXTA) working on its carve-out and IPO and at Duff & Phelps (now Kroll) in the Valuation Advisory Group. Mr. Skinner holds a Bachelor of Science and a Master of Business Administration from The Ohio State University.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Skinner. Mr. Skinner was not selected to serve as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any person.

Employment Agreement and Other Compensatory Arrangements

In connection with Mr. Skinner’s appointment as Chief Financial Officer, the Company and Mr. Skinner entered into an Employment Agreement, dated January 31, 2025 (the “Employment Agreement”), pursuant to which Mr. Skinner will serve as the Company’s Chief Financial Officer. The material terms and conditions of the Employment Agreement are summarized below.

Mr. Skinner’s Employment Agreement has no specific term and constitutes at-will employment. His current annual base salary is $400,000 and he is eligible for an annual target bonus equal to 50% of his annual base salary, subject to achievement of performance objectives set by the Company. Mr. Skinner is also eligible to participate in employee benefit plans maintained from time to time by the Company of general applicability to other senior executives. He will also receive a sign-on bonus of up to $56,000.

In connection with his appointment, the Company awarded Mr. Skinner a stock option (the “Start Date Option”) to purchase up to 300,000 shares of the Company’s common stock, with an exercise price of $20.93 per share, the closing price of the Company’s common stock on January 31, 2025, the last trading day preceding Mr. Skinner’s employment start date and date of grant. The award was made pursuant to the terms and conditions of the Company’s Amended and Restated 2017 Inducement Equity Incentive Plan. The Start Date Option has a ten-year term and will vest as follows:  Subject to certain accelerated vesting provisions as described in the Employment Agreement, (i) up to 50% of the option shares subject to the Start Date Option (equal to 150,000 option shares) will vest over four years as follows: 12.5% (equal to 37,500 option shares) will vest on the first anniversary of the Start Date and thereafter 12.5% (equal to 37,500 option shares per year) will vest in equal amounts on an annual basis over the three year period starting with the first anniversary of the Start Date; (ii) 50% of the option shares subject to the Start Date Option (equal to 150,000 options shares) will vest based upon the achievement of the following performance objectives:

1.
25% of the 50% (equal to 37,500 option shares) would vest when the Company has had a market capitalization of not less than two billion ($2.0B) for 270 consecutive calendar days and the Company has generated not less than $8 million of GAAP product revenue over twelve months;

2.	25% of the 50% (equal to 37,500 option shares) would vest when the Company has had a market capitalization of not less than three billion ($3.0B) for 270 consecutive calendar days and the Company has generated not less than $48 million of GAAP product revenue over twelve months;
3.	25% of the 50% (equal to 37,500 option shares) would vest when the Company has had a market capitalization of not less than four billion ($4.0B) for 270 consecutive calendar days and the Company has generated not less than $115 million of GAAP product revenue over twelve months;
4.	25% of the 50% (equal to 37,500 option shares) would vest when the Company has had a market capitalization of not less than five billion ($5.0B) for 270 consecutive calendar days and the Company has generated not less than $175 million of GAAP product revenue over twelve months.

Mr. Skinner has also entered into the Company’s standard inventions assignment, confidentiality and non-competition agreement and its standard indemnification agreement for officers and directors.

The forgoing description of the Employment Agreement is not complete and is subject to, and qualified in its entirety by, reference to the Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On February 4, 2025, the Company issued a press release announcing the appointment of Mr. Skinner as Chief Financial Officer. A copy of the Company's press release is attached as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement
99.1	Press Release of Pulse Biosciences, Inc. dated February 4, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: February 4, 2025	By:	/s/ Paul A. LaViolette
Paul A. LaViolette
Chief Executive Officer (Principal Executive and Principal Financial Officer)